    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2001
                                                        REGISTRATION NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  METLIFE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                                                                13-4075851
(STATE OR OTHER JURISDICTION OF                       ONE MADISON AVENUE                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                 NEW YORK, NEW YORK 10010-3690                   IDENTIFICATION NO.)
                                     (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     METLIFE, INC. 2000 STOCK INCENTIVE PLAN
                     METLIFE, INC. 2000 DIRECTORS STOCK PLAN
             METLIFE DEFERRED COMPENSATION PLAN FOR SENIOR OFFICERS
                 METLIFE DEFERRED COMPENSATION PLAN FOR OFFICERS
         METLIFE INDIVIDUAL BUSINESS SPECIAL DEFERRED COMPENSATION PLAN
             METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN
 AUXILIARY SAVINGS AND INVESTMENT PLAN OF PARTICIPATING METROPOLITAN AFFILIATES
       SUPPLEMENTAL AUXILIARY SAVINGS AND INVESTMENT PLAN OF PARTICIPATING
                             METROPOLITAN AFFILIATES
                            (FULL TITLE OF THE PLAN)

                              GARY A. BELLER, ESQ.
               SENIOR EXECUTIVE VICE-PRESIDENT AND GENERAL COUNSEL
                                  METLIFE, INC.
                               ONE MADISON AVENUE
                             NEW YORK, NY 10010-3690
                                 (212) 578-2211
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM            AMOUNT OF
TO BE REGISTERED      REGISTERED(1)   PRICE PER SHARE(2)             AGGREGATE OFFERING PRICE    REGISTRATION FEE
----------------      -------------   ----------------               ------------------------    ----------------
COMMON STOCK          38,323,333      $29.26                         $1,121,340,724              $280,336
($.01 PAR VALUE       SHARES
PER SHARE)(3)

================================================================================

--------------------------------------------------------------------------------
(1) PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT SHALL ALSO BE DEEMED TO COVER ANY ADDITIONAL SHARES WHICH MAY BE ISSUABLE UNDER THE PLANS REFERENCED ABOVE BY REASON OF APPLICABLE ANTI-DILUTION PROVISIONS.

(2) ESTIMATED, IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE IS BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF METLIFE, INC. COMMON STOCK REPORTED BY THE NEW YORK STOCK EXCHANGE ON APRIL 11, 2001, WHICH IS WITHIN FIVE (5) BUSINESS DAYS PRIOR TO THE DATE OF THIS REGISTRATION STATEMENT.

(3) EACH SHARE OF COMMON STOCK INCLUDES A SERIES A JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE RIGHT ISSUED PURSUANT TO THE STOCKHOLDER RIGHTS AGREEMENT.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by MetLife, Inc. (the "Registrant") are incorporated herein by reference and made a part hereof:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2000; and

(c) The description of the Registrant's common stock incorporated by reference into the Registrant's Registration Statement on Form 8-A (File No. 001-15787), filed with the Commission on March 31, 2000, from the Registrant's Registration Statement on Form S-1, as amended (No. 333-91517), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock which may be issued by the Registrant pursuant to the MetLife, Inc. 2000 Stock Incentive Plan, the MetLife, Inc. 2000 Directors Stock Plan, the MetLife Deferred Compensation Plan for Senior Officers, the MetLife Deferred Compensation Plan for Officers, the MetLife Individual Business Special Deferred

Compensation Plan, the Metropolitan Life Auxiliary Savings and Investment Plan, the Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates and the Supplemental Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates (collectively, the "Plans") will be passed upon for the Company by Gary A. Beller, Esq., Senior Executive Vice-President and General Counsel of the Registrant. As of this date, Mr. Beller beneficially owns shares of the Registrant's common stock, par value $.01 per share, and also participates in certain of the Plans, including the MetLife, Inc. 2000 Stock Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. Such indemnification covers all costs and expenses incurred by a director or officer in his capacity as such. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

         If the person involved is not a director or officer of the Registrant, the Board of Directors may cause the Registrant to indemnify, to the same extent allowed for the Registrant's directors and officers, such person who was or is a party to a proceeding by reason of the fact that he is or was the Registrant's employee or agent, or is or was serving at the Registrant's request as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         The Registrant has in force and effect policies insuring its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

          Exhibit                       Description
          -------                       -----------
           Number
           ------
         4.1      Amended and Restated Certificate of Incorporation of MetLife,
                  Inc. (incorporated herein by reference to Exhibit 3.1 of the
                  Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 2000 (the "2000 10-K")).

         4.2 Amended and Restated By-Laws of MetLife, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant's 2000
                  10-K).

         4.3      Form of Certificate of Common Stock, par value $0.01 per share
                  (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, File No.
                  333-91517 (the "Registration Statement")).

         4.4 Stockholder Rights Agreement (incorporated herein by reference to Exhibit 10.6 of the Registrant's 2000 10-K).

         5        Opinion of Gary A. Beller, Esq., Senior Executive
                  Vice-President and General Counsel of the Registrant, regarding the legality of the securities registered hereunder.

         10.1     MetLife Deferred Compensation Plan for Senior Officers
                  (incorporated herein by reference to Exhibit 10.1 of the Registration Statement).

         10.2 MetLife Deferred Compensation Plan for Officers (incorporated herein by reference to Exhibit 10.2 of the Registration
                  Statement).

         10.3 MetLife, Inc. 2000 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.7 of the Registration Statement).

         10.4 MetLife, Inc. 2000 Directors Stock Plan, as amended and restated (incorporated herein by reference to Exhibit 10.8 of the Registration Statement).

         10.5     MetLife, Inc. Individual Business Special Deferred
                  Compensation Plan.

         10.6     Metropolitan Life Auxiliary Savings and Investment Plan
                  (incorporated herein by reference to Exhibit 10.31 of the Registration Statement).

         10.7     Auxiliary Savings and Investment Plan of Participating
                  Metropolitan Affiliates (incorporated herein by reference to Exhibit 10.32 of the Registration Statement).

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
         10.8     Supplemental Auxiliary Savings and Investment Plan of
                  Participating Metropolitan Affiliates (incorporated herein by reference to Exhibit 10.33 of the Registration Statement).

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Gary A. Beller, Esq., Senior Executive Vice-
                  President and General Counsel of the Registrant (included in
                  Exhibit 5).

         24 Power of Attorney (included on the signature page to this Registration Statement).


ITEM 9. UNDERTAKINGS

A. The undersigned Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of April, 2001.


                                             METLIFE, INC.


                                             By:     /S/ Robert H. Benmosche
                                                     -----------------------
                                             Name:    Robert H. Benmosche
                                             Title:   Chairman, President and
                                                      Chief Executive Officer


         Each person whose signature appears below hereby authorizes and appoints Robert H. Benmosche and Gary A. Beller, or any of them, as such person's attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below (i) any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by MetLife, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and (ii) any and all other instruments which either said attorneys-in-fact and agents deems necessary or advisable to comply with the Securities Act of 1933, the rules, regulations and requirements of the Securities and Exchange Commission and Blue Sky or other state securities laws and regulations, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                             TITLE                            DATE
         ---------                             -----                            ----
/S/ Robert H. Benmosche
------------------------           Chairman, President, Chief              April 18, 2001
    Robert H. Benmosche            Executive Officer and Director

/S/ Curtis H. Barnette
------------------------           Director                                April 18, 2001
    Curtis H. Barnette

/S/ Gerald Clark
------------------------           Vice-Chairman, Chief Investment         April 18, 2001
    Gerald Clark                   Officer and Director

/S/ Joan Ganz Cooney
------------------------           Director                                April 18, 2001
    Joan Ganz Cooney

         SIGNATURE                             TITLE                             DATE
         ---------                             -----                             ----
                                    Director                               April 18, 2001
 /s/ John C. Danforth
-------------------------
     John C. Danforth


 /s/ Burton A. Dole, Jr.
-------------------------           Director                               April 18, 2001
     Burton A. Dole, Jr.


 /s/ James R. Houghton
-------------------------           Director                               April 18, 2001
     James R. Houghton


 /s/ Helene L. Kaplan
-------------------------           Director                               April 18, 2001
     Helene L. Kaplan


 /s/ Charles M. Leighton
-------------------------           Director                               April 18, 2001
     Charles M. Leighton


 /s/ Stewart G. Nagler
-------------------------           Vice-Chairman, Chief Financial         April 18, 2001
     Stewart G. Nagler              Officer and Director


 /s/ John J. Phelan Jr
-------------------------           Director                               April 18, 2001
     John J. Phelan, Jr.


 /s/ Hugh B. Price
-------------------------           Director                               April 18, 2001
     Hugh B. Price


 /s/ Ruth J. Simmons
-------------------------           Director                               April 18, 2001
     Ruth J. Simmons


 /s/ William C. Steere Jr.
-------------------------           Director                               April 18,  2001
     William C. Steere, Jr.


 /s/ Virginia M. Wilson
-------------------------           Controller                             April 18, 2001
     Virginia M. Wilson